Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Alight Series Trust of our report dated February 15, 2022, relating to the financial statements and financial highlights, which appear in Alight Money Market Fund’s Annual Report on Form N-CSR for the year ended December 31, 2021.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of Master Investment Portfolio of our report dated February 15, 2022, relating to the financial statements and financial highlights, which appear in Treasury Money Market Master Portfolio’s Annual Report on Form N-CSR for the year then ended December 31, 2021.

We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 29, 2022